EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1, Amendment No. 1, of our report dated December 18, 2008 on our audits of the financial statements of NetTalk.com, Inc. as of September 30, 2008 and 2007. We also consent to the related reference to our firm under the caption “Experts” in this Registration Statement.

/s/ KBL, LLP

KBL, LLP

Tampa, Florida

April 9, 2009